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                                                                   EXHIBIT 10.14

                              CONSULTING AGREEMENT

            This Consulting Agreement ("Agreement") is entered into on April 11, 2005 by Greg Cobb ("Cobb") and ImaRx Therapeutics, Inc. ("ImaRx" or the "Company").

                                    RECITALS

            A. ImaRx has offered and Cobb has accepted the position of Chief Financial Officer of ImaRx.

            B. Cobb is scheduled to begin his assignment as CFO on April 27, 2005 (the "Start Date").

            C. ImaRx wishes to retain Cobb as a consultant until the Start Date to assist with analysis of various financing options among other finance related tasks in preparation for Cobb's transition to the CFO position.

                                   AGREEMENTS

            In consideration of the mutual releases and promises set forth below and other valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

      1.    Scope of Services

            Cobb agrees to help analyze various financing options for ImaRx as well as other finance related tasks in preparation for Cobb's transition to the CFO position (the "Services"). The scope of these Services shall include:

      2.    Location of Services

            Services shall be provided at locations deemed appropriate by the parties. If Services are to be provided at ImaRx's place of business, ImaRx shall supply Cobb with suitable office or meeting space, telephone service, and support services as reasonable and necessary to the performance of Services.

      3.    Compensation

            A. Consulting Fees. ImaRx shall pay Cobb a consulting fee of $70.00 per hour for each hour expended performing the Services ("Consulting Fees"). During the Term of this Agreement, Cobb shall be responsible for all payroll and other employment taxes related to consulting fees.

      4.    Expenses

            ImaRx shall reimburse Cobb for its reasonable out-of-pocket expenses incurred in the performance of this Agreement, including but not limited to airfare, ground transportation,

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parking, lodging, meals, long distance telephone, postage, overnight mail, and the like ("Expenses").

      5.    Payment

            Invoices for Consulting Fees and Expenses, inclusive of reasonable supporting documentation, shall be remitted by Cobb monthly and shall be payable within 10 days.

      6.    Limitation of Liability

            In no event shall Cobb be liable to ImaRx or any third party for any indirect, special, incidental, or consequential damages, including but not limited to loss of profits, loss of data, or loss of good will, even if such party has been informed of the possibility of such damages. This limitation of liability shall survive the expiration or any termination of this agreement. In no event will Cobb be liable to ImaRx for damages, whether based in contract, tort, negligence, strict liability or otherwise, exceeding the amount payable hereunder for the Services giving rise to such liability, or $5,000, whichever is less.

      7.    Indemnification

            If Cobb becomes involved in any action, proceeding or investigation (other than an action between Cobb and ImaRx) regarding any matter in this Agreement, ImaRx will indemnify Cobb against any claims, liabilities or expenses to which Cobb may become subject (including reasonable legal and other expenses) unless such claims, liabilities or damages resulted from Cobb's gross negligence, recklessness, bad faith or willful misconduct as finally determined by a court of competent jurisdiction. ImaRx agrees that this indemnification shall apply whether or not Cobb is a formal party to such actions, claims or proceedings and that Cobb is entitled to separate counsel at ImaRx's expense in connection with any of these matters. The parties further agree that Cobb shall have indemnification rights under the ImaRx's Directors and Officers Insurance Coverage and/or Articles of Incorporation.

      8.    Confidentiality and Nondisclosure

            Both parties acknowledge that each may gain access to confidential and proprietary information of the other which is not publicly known and which is designated as confidential or proprietary at the time of disclosure ("Proprietary Information"). ImaRx and Cobb agree that a party receiving Proprietary Information ("Receiving Party") from the other party ("Disclosing Party") will maintain same in confidence and not use such Proprietary Information for any purpose outside the scope of this Agreement during the term of this Agreement and for a period of two (2) years following expiration or termination of this Agreement for any reason. The Receiving Party agrees to use at least the same degree of care with Proprietary Information of the Disclosing Party as it uses with its own. For purposes of this Agreement, Proprietary Information does not include Information which: (a) is known to the Receiving Party on a non-confidential basis prior to disclosure by the Disclosing Party;
(b) is or hereafter becomes publicly known without breach of this Agreement or fault of the Receiving Party; (c) is disclosed to the Receiving Party by a third party without restriction on disclosure and without breach of any nondisclosure obligation; (d) is independently developed by Receiving

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Party without use of Proprietary Information of the Disclosing Party; or (e) is
received by the Receiving Party after the effective date of termination of this Agreement.

      9.    Term

            The term of this Agreement shall commence on the above date and expire upon the earlier of (a) written notice of either party or (b) the Start Date (the "Term"). The Term may be extended by mutual agreement of the parties in writing.

      10.   Severability

            In the event that any portion of this Agreement is found to be unenforceable for any reason whatsoever, the unenforceable provision shall be considered to be severable, and the remainder of this Agreement shall continue in full force and effect.

      11.   Subsequent Modifications

            The terms of this Agreement may be altered or amended, in whole or in part, only upon the written consent of all parties to this Agreement. No oral agreement may modify any term of this Agreement.

      12.   Binding Effect

            This Agreement shall be binding upon and operate to the benefit of the parties to this Agreement, the Released Parties and their successors and assigns.

      13.   Entire Agreement

            This Agreement constitutes the sole and entire agreement of the parties with respect to the subject matter hereof, and supersedes any and all prior and contemporaneous agreements, promises, representations, negotiations, and understandings of the parties, whether written or oral.

      14.   Governing Law

            This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona.

      15.   Waiver

            No waiver of any of the terms of this Agreement shall constitute a waiver of any other terms, whether or not similar, nor shall any waiver be a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver. Any party may waive any provision of this Agreement intended for its benefit, but such waiver shall in no way excuse the other party from the performance of any of its obligations under this Agreement.

      16.   Attorneys' Fees

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            In the event of litigation involving this Agreement, the
unsuccessful party agrees to pay the prevailing party's reasonable attorneys' fees and costs.

IN WITNESS WHEREOF, the parties have entered into this Consulting Services Agreement as of the Effective Date above written.

IMARX                                       COBB
ImaRx Therapeutics, Inc.

By:  /s/ Evan Unger                         By:    /s/ Greg Cobb
    ------------------------------              -----------------------------

Name: Evan Unger                            Name: Greg Cobb

Title: CEO

Date: 04-11-05                              Date: 4/11/05

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